EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fischer Imaging Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paula L. Rosson, Chief Executive Officer, Chief Financial Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 9, 2006	/s/ PAULA L. ROSSON
Paula L. Rosson
Chief Executive Officer, Chief Financial Officer and President

A signed original of this written statement required by Section 906 has been provided to Fischer Imaging Corporation and will be retained by Fischer Imaging Corporation and furnished to the Securities and Exchange Commission or its staff upon request.